UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2006

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
Sale of Silverhawk Plant
     On January 10, 2006, Pinnacle West Capital Corporation (“Pinnacle West”) and certain of its subsidiaries completed the sale of a 75% interest in the Silverhawk Power Plant to Nevada Power Company for a base purchase price of approximately $208 million. The Silverhawk Plant is an electric generating facility located near Las Vegas, Nevada. For additional information, see “Discontinued Operations – Silverhawk” in Note 17 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West/Arizona Public Service Company (“APS”) Report on Form 10-Q for the fiscal quarter ended September 30, 2005 and Pinnacle West’s Report on Form 8-K filed on June 22, 2005. Pinnacle West intends to infuse the sales proceeds into APS. As a result of the sale, Pinnacle West Energy Corporation, the Pinnacle West subsidiary that indirectly owned the Silverhawk Power Plant interest, no longer owns any generating plants.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: January 10, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: January 10, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

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